UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2011

American Scientific Resources, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	11919661	14-1820954
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1112 Weston Road, Unit 278
Weston, FL 33326
(Address of Principal Executive Offices)

(847) 386-1384
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

American Scientific Resources, Incorporated (the “Company”) entered into a Non-qualified Stock Option Agreement (each an “NSO” and together the “NSO’s”) with each of Mr. Thomas W. Materna, a director of the Company, and Mr. Felix Reznick, also a director of the Company (each an “Optionee” and together, the “Optionees”).  Pursuant to their respective NSO’s, Mr. Materna and Mr. Reznick were granted a non-qualified stock purchase option (each a “Non-qualified Option” and together the “Non-qualified Options”) to purchase up to an aggregate of two hundred sixty thousand (260,000) shares and six hundred fifty thousand (650,000) shares, respectively, of common stock, par value $0.0001, of the Company (the “NSO Shares”).

Subject to the terms and conditions of the American Scientific Resources, Inc. 2011 Incentive Stock Plan (the “Plan”), the Non-qualified Options vest immediately upon issuance and have an exercise price of $0.40 (the “NSO Exercise Price”), which is at least 100% of the closing price.   The NSO Exercise price may be paid, among other things, on a cashless basis, and are exercisable during the term that the Optionee serves as a director. The Non-qualified Options expire, and all rights to purchase the NSO Shares shall terminate, on June 9, 2016. Upon (i) the occurrence certain circumstances described in the NSO, the Company may repurchase all or any portion of the NSO Shares of an Optionee, at the applicable price set forth in the NSO . In the event that an Optionee desires to transfer any NSO Shares during such Optionee’s lifetime, the Optionee shall first offer to sell such NSO Shares to the Company.

The above descriptions of the NSO’s and the Plan do not purport to be complete, and are qualified in their entirety by reference to the full text of the Plan and Non-qualified Stock Option Agreements, which are incorporated by reference herein as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K.

The Company entered into an Incentive Stock Option Agreement (each an “ISO” and together the “ISO’s”) with Mr. Christopher F. Tirotta, the Company’s Chief Executive Officer, and Mr. Jason Roth, the Company’s Senior Vice President and Director of Business Development (together, the “ISO Optionees”).  Pursuant to their respective ISO’s, each ISO Optionee was granted incentive stock purchase options (each an “Incentive Stock Option” and together the “Incentive Stock Options”) to purchase up to an aggregate of one million three hundred thousand (1,300,000) shares of common stock, par value $0.0001, of the Company (the “ISO Shares”).

Subject to the terms and conditions of the Plan, the Incentive Stock Options vest immediately upon issuance, have an exercise price of $0.40 (the “ISO Exercise Price”), which is at least 110% of the closing price.  The Incentive Stock Options are exercisable during the term that the Optionee is an employee of the Company.  The Incentive Stock Options shall expire, and all rights to purchase the ISO Shares shall terminate on, June 9, 2016. Under certain circumstances described in the ISO’s, the Company may repurchase all or any portion of the ISO Shares of an ISO Optionee at the applicable price set forth in the ISO. In the event that an ISO Optionee desires to transfer any ISO Shares during his lifetime, such ISO Optionee shall first offer to sell his ISO Shares to the Company.

The above description of the Incentive Stock Option Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Incentive Stock Option Agreement, which is  incorporated by reference herein as Exhibit 10.3 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

On June 10, 2010, the Company entered into an Incentive Stock Option Agreement  with Mr. Christopher F. Tirotta, the Company’s Chief Executive Officer, and Mr. Jason Roth, the Company’s Senior Vice President and Director of Business Development.  The description of these agreements is set forth in Item 1.01 hereof and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibit No.	Description

10.1	American Scientific Resources 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form S-8 filed with the Securities and Exchange Commission on January 20, 2011).
10.2
Form of Non-qualified Stock Option Agreement (incorporated by reference as Exhibit B-2 to the American Scientific Resources 2011 Stock Incentive Plan filed as Exhibit 10.1 to Company’s Form S-8 filed with the Securities and Exchange Commission on January 20, 2011).

10.3
Form of Incentive Stock Option Agreement (incorporated by reference as Exhibit A to the American Scientific Resources 2011 Stock Incentive Plan filed as Exhibit 10.1 to Company’s Form S-8 filed with the Securities and Exchange Commission on January 20, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SCIENTIFIC RESOURCES, INC.

Date: June 21, 2011	By:	/s/ Christopher F. Tirotta
Name: Christopher F. Tirotta
Title: Chief Executive Officer